Exhibit 10.6

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and effective as of January 12, 2010, by and between WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation having a principal business address at Continental Plaza, 6th Floor, 433 Hackensack Avenue, Hackensack, New Jersey 07601 (the “Company”) and ERIC MANN, an individual having an address at 19 Heritage Lane, Scotch Plains, New Jersey 07076 (the “Employee”). Employee and Company shall be individually referred to as a “Party”, and collectively as the “Parties.”

RECITALS

     A. The Company and Employee are parties to a certain Employment Agreement, dated as of June 12, 2009, as amended on November 20, 2009 (the “Existing Agreement”).

     B. The Parties desire to amend certain provisions of the Existing Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, it is agreed as follows:

     1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Existing Agreement; provided, however, all references to the term “Agreement” herein and in the Existing Agreement shall refer to the Existing Agreement, as amended by this Amendment.

     2. Amendment to Section 3.2(c) . Section 3.2(c) of the Existing Agreement is hereby amended by adding the following language to the end of Section 3.2(c):

“Good Reason” shall mean the occurrence of any of the following without the written consent of the Employee: (i) the assignment to the Employee of duties inconsistent with this Agreement or a change in his title or authority, (ii) the failure by the Company to comply with Articles II and IV hereof in any material way, (iii) the requirement of the Employee to relocate to locations other than those provided in the last sentence of Section 1.1 hereof, (iv) the failure of the Company to comply with and satisfy the last sentence of Section 6.7 of this Agreement, or (v) any material breach of this Agreement by the Company. If the Employee proposes to terminate his employment hereunder for Good Reason, the Employee will give the Company reasonable prior written notice of such termination, will specify in said notice the factual basis upon which the termination action is based and will provide the Company ten business days after receipt of such notice to cure any breaches prior to such termination; or”

     3. Amendment to Section 3.3. Section 3.3 of the Existing Agreement is hereby deleted in its entirety and replaced with the following language:

“3.3. Compensation Following Termination of Employment. If the Employee’s employment with the Company is terminated pursuant to Section 3.2, the Company shall pay to Employee his Base Salary earned and unpaid as of the Termination Date, as applicable (the “Unpaid Salary”). The Unpaid Salary shall be paid to the Employee, subject to standard required payroll deductions, on the next scheduled payment date. If the Employee’s employment with the Company is terminated pursuant to Section 3.2(a) or (b) or for Good Reason or without “Cause”, the Company shall pay to Employee (or his estate), in addition to his Unpaid Salary, his Base Salary for the balance of the Term in accordance with the Company’s standard payroll practice.

     4. Amendment Supplementary. This Amendment is supplementary to the Existing Agreement. Except to the extent amended hereunder, all of the provisions of the Existing Agreement shall remain in full force and effect. The Existing Agreement and all rights and powers created thereby and thereunder are in all respects ratified and confirmed. From and after the date hereof, the Existing Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect and the Existing Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

     5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different Parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any Party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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IN WITNESS WHEREOF, this Second Amendment to Employment Agreement is executed and delivered as of the day and year first above written.

Wave2Wave Communications, Inc.

By:	/s/ Steven Asman
Name: Steven Asman
Title: President

/s/ Eric Mann
Eric Mann